                                                                      EXHIBIT 11



INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Dragon Fund, Inc.:



We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-46216 of our report dated February 12, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


March 31, 1998